SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) October 9, 2003

                               EMCORE CORPORATION


               (Exact name of registrant as specified in charter)



        New Jersey                   0-22175                  22-2746503
   -------------------             ------------              --------------
     State or other               (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation



145 Belmont Drive, Somerset, New Jersey                              08873
---------------------------------------                            ----------
 (Address of principal offices)                                    (Zip Code)


Registrant's telephone number including area code     (732) 271-9090


(Former name or former address, if changed since last report) NOT APPLICABLE



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Item 5.   OTHER EVENTS

On October 9, 2003, EMCORE Corporation issued the Press Release annexed hereto as Exhibit 99.1.

                                       -2-


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EMCORE CORPORATION
                                       (Registrant)

                                       By:  /s/ Thomas G. Werthan
                                            -----------------------------------
                                            Thomas G. Werthan
                                            Chief Financial Officer
Dated:  October 9, 2003


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EMCORE Corporation Acquires Molex Incorporated's 10 Gigabit Ethernet Transceiver
Business

EMCORE Expands its Product Portfolio of 10 Gigabit Transceivers for Legacy Fiber

SOMERSET, N.J., October 9, 2003 - EMCORE Corporation (Nasdaq: EMKR), a leading provider of semiconductor technologies for global communications, announced today that it has acquired Molex Incorporated's 10 Gigabit (10G) Ethernet transceiver business.

The transaction includes assets, products, technology and intellectual property related to Molex's 10G Ethernet transceiver business, which is primarily focused on Xenpak and X2 form factor products, and is currently located in Downers Grove, Illinois. As part of the agreement, approximately 17 Molex employees will join EMCORE. The business will become a part of EMCORE's Fiber Optics division and will initially continue to operate in a portion of Molex's Downers Grove facility to be leased by EMCORE.

The 10G Ethernet market is expected to expand significantly in the near term. Tom Hausken, Director of Optical Components at Strategies Unlimited, a market research firm, expects the market for 10G transceivers operating at 1310 nm to grow 66% per year, to over $380 million by 2007. According to Dr. Hausken, "Most of these transceivers will be installed into shorter links, where Emcore's products are used, rather than the long haul links we often hear about."

"We are very excited about this acquisition and the growth opportunities it creates for our Company," said Reuben F. Richards, Jr., President and CEO of EMCORE Corporation. "We believe that this acquisition puts Emcore at the forefront of transceiver technology for 10 Gigabit Ethernet. Molex's 10G Ethernet transceiver product complements EMCORE's internal capabilities and strategy for growing its fiber optics business and gives EMCORE a significant competitive advantage and the most complete 10G Ethernet transceiver product portfolio."

"We are pleased to have completed the sale of our 10G Ethernet transceiver business as planned," said Michael Nauman, President of Molex's Fiber Optics Division. "We are impressed with Emcore's expertise and commitment in the growing 10G Ethernet space and chose to sell the business to them accordingly. Our 10G Ethernet team looks forward to joining Emcore and to smoothly transitioning the product line to the market. We believe the business is now well poised for success with the Emcore team."

EMCORE management will discuss the acquisition further in conjunction with the Company's fiscal 2003 results to be released after market on Wednesday, November 12, 2003, and a conference call scheduled the following morning, November 13, 2003 at 9:00 a.m. eastern time.

About EMCORE Corporation:

EMCORE Corporation offers a broad portfolio of compound semiconductor products for the broadband, wireless communications and solid state lighting markets. The Company's integrated solutions philosophy embodies state of the art technology, material science expertise and a shared vision of our customer's goals and objectives to be leaders and pioneers in the rapidly growing world of compound semiconductors. EMCORE's solutions include: optical components for high speed data and telecommunications; solar cells for global satellite communications; electronic materials for wireless telephones; MOCVD tools for the growth of GaAs, AlGaAs, InP, InGaP, InGaAlP, InGaAsP, GaN, InGaN, AlGaN, and SiC epitaxial materials used in numerous applications, including data and telecommunications modules, cellular telephones, solar cells and high brightness LEDs. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. Actual operating results may differ materially from such forward-looking statements and are subject to certain risks, including risks arising


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from: difficulties  encountered in integrating Molex's operations,  the benefits expected to be received by EMCORE and its customers from the acquisition, cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth, increased competition, delays in developing and commercializing new products, and other
factors   described  in  EMCORE's  filings  with  the  Securities  and  Exchange
Commission. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.